Exhibit 1.1

GAMIDA CELL LTD.

17,500,000 ORDINARY Shares

Ordinary Warrants to purchase 17,500,000 ORDINARY Shares

UNDERWRITING AGREEMENT

April 19, 2023

Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

As	Representative of the Several Underwriters

Ladies and Gentlemen:

Gamida Cell Ltd., a corporation organized under the laws of the State of Israel (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of (i) 17,500,000 shares (the “Firm Shares”) of the Company’s ordinary shares with a nominal value of New Israeli Shekel (“NIS”) 0.01 per share (the “Ordinary Shares”) and (ii) warrants, substantially in the form of Annex A hereto, to purchase an aggregate of 17,500,000 Ordinary Shares, with an exercise price of $1.35 per share (the “Ordinary Warrants,” and together with the Firm Shares, the “Firm Securities”), to the several underwriters (collectively, the “Underwriters”) named in Schedule I to this agreement (this “Agreement”), for whom Piper Sandler & Co. is acting as a representative (the “Representative”). The Firm Shares to be outstanding after giving effect to the sale of the Ordinary Shares are referred to herein as the “Stock.” In addition, the Company has granted to the Underwriters an option to purchase up to (i) an additional 2,625,000 Ordinary Shares (the “Optional Shares”, together with the Firm Shares, the “Shares”) and/or (ii) warrants to purchase 2,625,000 Ordinary Shares, with an exercise price of $1.35 per share (the “Optional Warrants,” together with the Ordinary Warrants, the “Warrants”), on the terms set forth in Section 1(b) hereof. The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered and dated as the Closing Date (as defined below) between the Company and Broadridge Corporate Issuer Solutions, LLC, as warrant agent (the “Warrant Agent”). The Ordinary Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Optional Shares and/or Optional Warrants to be sold by the Company pursuant to such option are collectively called the “Optional Securities.” The Firm Shares and the accompanying Ordinary Warrants shall be sold together as a fixed combination, each consisting of (i) one Firm Share and (ii) one Ordinary Warrant to purchase one Ordinary Share. The Firm Securities and, if and to the extent such option is exercised, the Optional Securities, are collectively referred to as the “Securities.”

The Company confirms as follows its agreement with the Representative and the several other Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Securities. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $1.2155 for the Firm Securities and the accompanying Ordinary Warrant (the “Purchase Price”), the number of Securities set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Securities which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

(b) Purchase of Optional Securities. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, all or less than all of the Optional Securities at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (the “Optional Securities Notice”) by the Representative to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Optional Securities Notice (the “Option Closing Date”) setting forth the aggregate number of Optional Securities to be purchased and the time and date for such purchase. On any Option Closing Date, the Company shall issue and sell to the Underwriters the number of Optional Securities set forth in the Optional Securities Notice and each Underwriter shall purchase from the Company such percentage of the Optional Securities as is equal to the percentage of Securities that such Underwriter is purchasing, as adjusted by the Representative in such manner as they deem advisable to avoid fractional shares.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares and the accompanying Ordinary Warrants shall be made to the Representative through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second business day preceding Closing Date (as defined below), in each case against payment of the Purchase Price by wire transfer of immediately available funds to the Company. Such payment shall be made at 11:00 a.m., New York City time, on the second business day (the third business day, should the offering be priced after 4:00 p.m., Eastern Time) after the date on which the first bona fide offering of the Firm Securities to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Optional Securities against payment by the Representative (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Optional Securities Notice. (c) Failure to Deliver Securities or Optional Securities. In the event that the Firm Securities (or Optional Securities, if elected by the Representative) are not delivered to the Representative by 2:30 p.m., New York City time, on the Closing Date (or the Option Closing Date, if elected by the Representative), the Company will return payment of the full Purchase Price to the Representative’ agent, Pershing LLC, via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to Pershing LLC for the full amount of the aggregate Purchase Price and any costs associated with recovering the aggregate Purchase Price until the full amount has been received by Pershing LLC.

(d) Electronic Transfer. Electronic transfer of Securities shall be made at the time of purchase in such names and in such denominations as the Representative shall specify.

(e) Stamp Tax. The Company shall pay, bear and hold the Underwriters harmless against any stamp duty, stamp duty reserve tax, and any other issue, transfer, registration, documentary, value added or sales tax or duty in any jurisdiction (“Stamp Tax”) which is payable in connection with: (i) the execution, delivery, consummation or enforcement of this Agreement and the Warrant Agreement; (ii) the grant, exercise or lapsing of the option granted to the Underwriter herein to purchase Optional Securities; (iii) the creation, allotment, or issue of any Securities; (iv) the initial entry of the Securities into the facilities of DTC; (v) the acquisition of the Securities by, or crediting or delivery of the Securities to or for the account of, the Underwriters (or any purchasers or subscribers procured by the Underwriters); or (vi) the sale and/or delivery of any Securities by any Underwriter to any initial purchaser in the manner contemplated in this Agreement.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter as follows:

(a) Compliance with Registration Requirements. A shelf registration statement on Form F-3 (Registration No. 333-259472), as amended pursuant to a post-effective amendment No.1 to Form F-3 on Form S-3, dated March 25, 2022 (the “Post Effective Amendment”), including a base prospectus (together the “Base Prospectus”) to be used in connection with the public offering and sale of the Securities, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. Copies of such registration statement and of each amendment thereto, including the related preliminary prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means the registration statement as amended at the time it became effective, including financial statements and all exhibits and any information incorporated by reference or deemed to be included therein by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, as applicable. The preliminary prospectus supplement dated April 19, 2023 describing the Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. The term “Testing-the-Waters Communication” means any oral or written communication with potential investors in reliance on Section 5(d) of the Act. The term “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Rules and Regulations.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, General Disclosure Package (as defined below) or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, General Disclosure Package or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, General Disclosure Package or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is incorporated by reference or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, General Disclosure Package or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, General Disclosure Package, the Prospectus or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 of the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(c) Accuracy of Registration Statement. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the only information (the “Underwriters’ Information”) relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus is the following information contained under the caption “Underwriting”: the amounts of the selling concession set forth in the Prospectus in the first sentence of the fourth paragraph and information regarding stabilization, syndicate covering transactions, penalty bids and passive market making in the ninth, tenth, eleventh and twelfth paragraphs.

(d) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement relating to the Securities and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(e) Disclosure at the Time of Sale. As of the Applicable Time (as defined below), neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the most recent preliminary prospectus related to this offering and the information included in Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, nor (iii) any Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters’ Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:20 a.m. (New York City Time) on April 19, 2023 or such other time as agreed by the Company and the Representative.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “written communication that is a road show” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g); provided, however, that a Written Testing-the-Waters Communication shall be deemed not to be an Issuer Free Writing Prospectus.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters’ Information. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. This subsection (f) does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriters’ Information.

(g) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering or sale of the Securities, other than any Testing-the-Waters Communication made in compliance with Section 3(vv) hereof, the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Representative and included in Schedule II hereto, and the Prospectus.

(h) Due Incorporation; Subsidiaries.

(i) The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, assets, management, business prospects, condition (financial or otherwise), results of operations or capitalization of the Company, or (ii) prevent or materially interfere with the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder (any such effect, prevention or interference, a “Material Adverse Effect”). The memorandum and articles of association and other constitutive or organizational documents of the Company comply with the requirements of applicable Israeli law and are in full force and effect.

(ii) Each subsidiary (as used in this Section 3, “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations) of the Company has been duly incorporated or organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, charges, encumbrances, equities, security interests, restrictions on voting or transfer or any other claims. No subsidiary is currently prohibited, directly or indirectly under any agreement or instrument to which it is a party or is subject, from paying any dividends to its shareholders, from repaying the Company or any other subsidiary of the Company any loans or advances to such subsidiary from the Company or such other subsidiary or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary.

(i) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Warrant Agreement, the General Disclosure Package and the Prospectus under the caption “Capitalization.” The outstanding Ordinary Shares and any other outstanding share capital of the Company (including the Ordinary Shares, Shares and Warrant Shares and the Warrants) have been, and will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right. The description of the Securities included in the Registration Statement, the Warrant Agreement, the General Disclosure Package and the Prospectus is now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the Warrant Agreement, the General Disclosure Package and the Prospectus, the Company does not have outstanding, and at the Closing Date and any Option Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any securities of the Company or any such warrants, convertible securities or obligations. Except as set forth in the Registration Statement, the Warrant Agreement, the General Disclosure Package and the Prospectus, there are no stockholder agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s shareholders. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Securities, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(j) Financial Statements. The financial statements of the Company (including the related notes thereto) and schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiary as of the respective dates thereof and their results of operations and cash flows for the respective periods covered thereby, all in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the entire period involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included therein and the books and records of the Company and its consolidated subsidiary. The pro forma financial statements, if any, and the other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements, if any, and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements, schedules or reconciliations of “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Independent Accountants. Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global (the “Accountants”), who certified the financial statements and supporting schedules of the Company and its consolidated subsidiary included in the Registration Statement, the General Disclosure Package and the Prospectus, are (i) independent accountants as required by the Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(l) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and any Option Closing Date, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been a material adverse change, or any development that would be expected to result in a material adverse change, in or affecting the business, properties, assets, management, business prospects, earnings, rights, condition (financial or otherwise), results of operations, capitalization or long-term debt of the Company and its subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”), (ii) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it entered into, nor will it enter into, any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, (iii) the Company has not and will not have paid, declared, set aside for payment or made any dividends or other distributions of any kind on any class of its share capital and (iv) the Company has not altered its method of accounting.

(m) Investment Company. Each of the Company and its subsidiaries is not, and, after giving effect to the issuance and sale of the Securities and the use of the proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(n) Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any foreign, federal or state court, commission, regulatory body, including, but not limited to, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq Stock Market LLC, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit, where such revocation or modification would reasonably be expected to result in a Material Adverse Effect. There are no pending investigations known to the Company involving the Company by any governmental agency having jurisdiction over the Company or its business or operations that would reasonably be expected to result in a Material Adverse Effect.

(o) Compliance with Laws and Regulations and Performance of Obligations and Contracts. The Company and its subsidiaries have, and at the Closing Date and any Option Closing Date will have, (i) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) performed all obligations required to be performed by it, and is not, and at the Closing Date will not be, in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound or affected, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. To the knowledge of the Company, no other party under any Contract to which it is a party is in default in any respect thereunder or has given written or oral notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract. The Company is not now, and at the Closing Date will not be, in violation of any provision of its certificate of incorporation or by-laws. The disclosures included in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and foreign laws, rules and regulations on the business of the Company as currently conducted and as proposed to be conducted are correct in all material respects.

(p) No Consent of Governmental Body Needed. No consent, approval, authorization, license, registration, qualification or order of, or any filing or declaration with, any court or arbitrator or governmental or regulatory authority, agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of FINRA and the Nasdaq Stock Market LLC in connection with the purchase and distribution by the Underwriters of the Securities to be sold by the Company except for (a) formal authorization from the Israel Innovation Authority (formerly the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry, and (b) certain post-closing filings to be filed with the Israeli Registrar of Companies.

(q) Agreements Duly Authorized. The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. The Warrant Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Warrant Agent, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.

(r) No Conflicts. The execution and delivery by the Company of this Agreement and the performance of this Agreement, the execution and delivery by the Company of the Warrant Agreement and the performance of Warrant Agreement, the consummation of the transactions contemplated hereby, the consummation of the transactions contemplated by the Warrant Agreement, and the application of the net proceeds from the offering and sale of the Securities to be sold in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” do not and will not (i) violate the memorandum or articles of association of the Company or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries, except, in the case of clause (ii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned respectively by them, in each case, free and clear of all liens, charges, encumbrances or restrictions, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or those where the failure to have such title would not have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries have valid, subsisting and enforceable leases for the properties material to the Company’s operations described in the General Disclosure Package and the Prospectus as leased by them, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries.

(t) Documents Described in Registration Statement. There is no document or Contract of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such documents and Contracts described in the Registration Statement, General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof.

(u) No Untrue Statement; Statistical and Market Data. No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Representative was or will be, when made, inaccurate, untrue or incorrect. All statistical or market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(v) No Price Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w) No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Securities, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(x) The Securities. The Shares to be sold herein have been duly authorized for listing on the Nasdaq Global Market, subject only to notice of issuance, if applicable, and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the Securities will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights. The Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares have been duly authorized and validly reserved for issuance upon exercise of the Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive or similar rights.

(y) Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute except, where the dispute would not, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened. The Company is in compliance in all material respects with the labor and employment laws and collective bargaining agreements and extension orders applicable to their employees in the State of Israel, except, where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(aa) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, the Crimea Region of the Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(cc) Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company believes that it was not for the taxable year ended on December 31, 2022 a passive foreign investment company, as defined in Section 1297 of the Internal Revenue Code of 1986, as amended.

(dd) Taxes. The Company and its subsidiaries have filed all U.S. federal, state and non-U.S. tax returns and have paid all taxes required to be filed or paid by them and, if due and payable, any related or similar assessment, fine or penalty levied against them, except where the failure to file or pay would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and except for taxes being contested in good faith and for which adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 3(j) hereof to the extent required pursuant to GAAP. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(j) hereof to the extent required pursuant to GAAP in respect of all material U.S. federal, state and non-U.S. taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company and its subsidiaries are not aware of any material claims against them in writing by any taxing authority in relation to the filing of tax returns or the payment of required taxes.

(ee) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is customary for companies engaged in similar industries, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(ff) Defined Benefit Plans. The Company has not maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) that could subject the Company to any material tax penalty on prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. The Company has never completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(gg) Title to Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries own, have valid and enforceable licenses for or otherwise have adequate rights to use all technology (including but not limited to inventions and proprietary or confidential information, systems or procedures), designs, processes, licenses, patents, trademarks, service marks, trade secrets, trade names, know how, copyrights and other works of authorship, computer programs, technical data and information and all similar intellectual property or proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing, as applicable) (collectively, “Intellectual Property”) that are or would reasonably be expected to be material to their business as currently conducted or as proposed to be conducted or to the development, manufacture, operation and sale of any products and services sold or proposed to be sold by any of the Company or its subsidiaries, except where the failure to own, license or otherwise have rights to such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court or other administrative body of competent jurisdiction to be invalid or unenforceable in whole or in part, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no third parties who have established or, to the knowledge of the Company, will be able to establish, rights to any Intellectual Property owned by, or licensed to, the Company or its subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the General Disclosure Package and the Prospectus disclose is licensed to the Company; (ii) to the knowledge of the Company, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property owned by, or licensed to, the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by, or licensed to, the Company and its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that (nor has the Company or any of its subsidiaries received any claim from a third party that) the Company or its subsidiaries infringe, misappropriate or otherwise violate, or would, upon the commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus as under development, infringe, misappropriate or otherwise violate, any Intellectual Property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and its subsidiaries have complied with and there has been no material breach or default under the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company and its subsidiaries, and all such agreements are in full force and effect; and (vii) the product candidates described in the Registration Statement, the General Disclosure Package or the Prospectus as under development by the Company and its subsidiaries fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company and its subsidiaries except, in each case of (ii) through (vii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are not obligated or under any liability whatsoever to make any material payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of their respective businesses or otherwise.

(hh) Protection of Intellectual Property. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material respects, including, but not limited to complying with all duty of disclosure requirements before the U.S. Patent and Trademark Office and any other non-U.S. Patent Offices as appropriate.

(ii) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the General Disclosure Package and the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the General Disclosure Package and the Prospectus and that is not so described. Since inception, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company in violation of applicable laws, including Section 13(k) of the Exchange Act.

(jj) Environmental Matters. (a) (i) Each of the Company and its subsidiaries is and has been in compliance with, and is not subject to any pending, or to the knowledge of the Company, threatened costs or liability under, any and all federal, state, local and non-U.S. statutes, laws, rules, regulations, ordinances, codes, other requirements or rules of law (including common law) and judicial or administrative decisions or orders, relating to pollution, the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of hazardous substances, the protection or restoration of the environment, human health and safety, noise or the protection of natural resources, including wildlife, migratory birds, eagles or endangered or threatened species or habitats (collectively, “Environmental Laws”) and to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in such non-compliance, cost or liability, (ii) neither the Company nor any of its subsidiaries owns, occupies, operates, leases or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any principal supplier, manufacturer or contractor of the Company or any of its subsidiaries, is subject to any claim, action, suit, order, demand or notice by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, and (vii) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law, except in each case covered by clauses (i) – (vii) such as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; (b) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries pursuant to any Environmental Laws by a governmental authority, other than such proceedings for which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (c) there are no costs or expenditures (including capital expenditures) under or pursuant to Environmental Laws that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined as toxic or hazardous or as a pollutant, contaminant or waste or words of similar import, or regulated or that can form the basis for liability, under Environmental Laws.

(kk) Controls and Procedures.

(i) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (A) are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures, commencing as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains (i) effective “internal control over financial reporting” as defined in, and in compliance with, Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s Rules and Regulations.

(iii) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iv) No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of (x) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in its internal controls, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year; or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ll) Off-Balance Sheet Transactions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(mm) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies, the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(nn) Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of the Securities will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder that are applicable to the Company as an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(oo) Accurate Disclosure. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital” and “Underwriting,” insofar as such statements contain descriptions of the terms of statutes, rules, regulations or legal or governmental proceedings, legal conclusions with respect thereto, or contracts or other documents, are, fair and accurate in all material respects. The statements included in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Material Tax Considerations” and “Certain Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax law, are fair and accurate in all material respects.

(pp) Clinical Trials. The pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company and its subsidiaries, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication were and, if still pending, are being conducted in accordance with protocols filed with the appropriate regulatory authorities for each such study or trial, as the case may be, and with standard medical and scientific research standards and procedures, all applicable statutes, all applicable rules and regulations of the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), the Israel Ministry of Health (the “IMH”) and other comparable regulatory agencies to which they are subject and Good Clinical Practices and Good Laboratory Practices, except to the extent where failure to conduct in such manner would not have a Material Adverse Effect. Each description of the results of such studies and trials contained in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication is accurate and complete in all material respects and fairly presents the data derived from such studies and trials, and the Company or its subsidiaries have no knowledge of any other studies or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have not received any written notices, correspondence or other communications from the FDA, the EMA, the IMH or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency (collectively, the “Regulatory Agencies”) requiring or, to the Company’s knowledge, threatening the termination, suspension or modification of any clinical trials that are described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication. The Company and its subsidiaries have operated at all times and currently are in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Agencies.

(qq) Regulatory Filings. The Company and its subsidiaries have not failed to file with the Regulatory Agencies any required material filing, declaration, listing, registration, report or submission with respect to any products or product candidates that are described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or any other filing required by any other applicable Regulatory Agency or governmental authority; all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed; all such filings, declarations, listings, registrations, reports or submissions were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by subsequent submission); and no deficiencies regarding compliance with applicable law have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(rr) Licenses and Permits. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries hold, and are operating in compliance in all material respects with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of any other governmental authorities (including, without limitation, the FDA, the EMA and the IMH) required for the conduct of their business as currently conducted (collectively, the “Permits”), and all such Permits are in full force and effect; and (ii) the Company and its subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any Permit. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA, the EMA, the IMH or other governmental authority relating to the Company or a subsidiary, its business and its products, when submitted to the FDA, the EMA, the IMH or other governmental authority by or on behalf of the Company or a subsidiary, were true, complete and correct in all material respects. Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA, the EMA, the IMH or other governmental authority, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not received any notification, correspondence or any other written or oral communication, including notification of any pending or, to the Company’s knowledge, threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority including, without limitation, the FDA, the EMA, the IMH or the United States Drug Enforcement Administration (“DEA”), of potential or actual material non-compliance by, or material liability of, the Company or a subsidiary under any Permits. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to any liability of the Company or a subsidiary under any Permits, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ss) Compliance with Certain Regulatory Matters. The Company, its subsidiaries, and their respective directors and officers and, to the Company’s knowledge, their respective employees and agents have operated and currently are in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA, EMA, IMH, DEA or any other federal, state, local, or foreign governmental authority, including, without limitation, the federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the federal False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), all criminal laws relating to health care fraud and abuse, including, but not limited, to 18 U.S.C. §§ 286 and 287, the exclusion law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §17921 et seq.), and all other regulations promulgated pursuant to such laws; and any other similar local, state, federal or foreign law or regulation. Neither the Company nor its subsidiaries are a party to, and do not have any ongoing reporting obligations pursuant to, any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company, its subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees or agents has been debarred, excluded or suspended from participation in or receiving payment from any federal, state or local government health care program or is subject to an audit, investigation, proceeding or other similar action by any governmental authority that could reasonably be expected to result in debarment, suspension or exclusion.

(tt) Absence of Certain Regulatory Actions. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company products or product candidates) subject to a governmental authority (including, without limitation, the FDA, the EMA or the IMH) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company products, processes or operations, or similar correspondence or notice from the FDA, EMA, IMH or other governmental authority alleging or asserting material noncompliance with any applicable laws. To the Company’s knowledge, none of the FDA, the EMA or IMH nor any other governmental authority have threatened such action. Neither the Company nor its subsidiaries have received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator, Regulatory Agency or other governmental authority or third party alleging that any product operation or activity is in violation of any health care laws, nor to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(uu) [Intentionally Omitted].

(vv) Testing-the-Waters Communications. The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. All Testing-the-Waters Communications have been conducted in compliance with all applicable law. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. Each Written Testing-the-Waters Communication listed on Schedule III hereto did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus.

(ww) [Intentionally Omitted].

(xx) No Rating. Neither the Company nor any of its subsidiaries has debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act).

(yy) No Broker’s Fees. Except as disclosed in the Registration Statement, the Warrant Agreement, the General Disclosure Package and the Prospectus, the Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(zz) Insolvency. No event of insolvency has occurred in relation to the Company or its subsidiaries, nor is there, nor will there be at the Closing Date, any act which has occurred or, to the best of the Company’s knowledge, is anticipated to occur which is likely to result in an event of insolvency in relation to the Company or its subsidiaries.

(aaa) Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses and the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(bbb) Domestic Company. Since the time the Company is no longer a “foreign private issuer” within the meaning of Rule 405 under the Act, the Company (i) has filed all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and (ii) has been in compliance with all rules applicable to the Company of Nasdaq Stock Market LLC, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect.

(ccc) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 9(f) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 9(f) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 9(f) hereof.

(ddd) Enforceability of Judgement. Subject to the conditions and qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the Israeli courts as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Israel. The Company is not aware of any reason why the enforcement in Israel of such a New York Court judgment would be, as of the date hereof, contrary to public policy of Israel.

(eee) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its subsidiaries or their respective properties, assets or revenues has any right of immunity under Israeli, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any law of Israel, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 9(f) of this Agreement.

(fff) Registration Statement for Warrants. The Company shall, at all times while any Warrants are outstanding, use its commercially reasonable efforts to maintain a registration statement covering the issue and sale of the Warrant Shares upon exercise of the Warrants such that the Warrant Shares, when issued, will not be subject to resale and restrictions under the Securities Act except to the extent that the Warrant Shares are owned by affiliates.

(ggg) Reserve for Warrant Shares. The Company shall, at all times while any Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Ordinary Shares, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Warrants, the number of Warrant Shares that are initially issuable and deliverable upon the then-outstanding Warrants.

4. Agreements of the Company. The Company agrees with each Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Securities by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communications, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representative within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representative shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or to file a new registration statement containing the Prospectus, in order to comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or any new registration statement, necessary in order to make the statements in the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication, as amended or supplemented, will comply with the Act, the Rules and Regulations, the Exchange Act or the Exchange Act Rules or any other applicable law.

(c) Notifications to the Representative. The Company shall notify the Representative promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement of a material fact made in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements of a material fact therein, in light of the circumstances in which they are made, not misleading, (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or any Written Testing-the-Waters Communication and (vi) of any distribution of Written Testing-the-Waters Communication by or on behalf of the Company (other than through any Underwriter). If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order as soon as possible. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and notify the Representative promptly of all such filings and the Company shall file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

(d) Executed Registration Statement. The Company shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representative, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and shall file such Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. From time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement of a material fact therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representative, will not make, any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Securities or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Securities by the Underwriters, the Company shall cooperate with the Representative and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) Delivery of Financial Statements. During the period of two years hereafter, the Company shall furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its share capital, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission; provided, however, that electronically transmitted copies filed with the Commission pursuant to EDGAR shall satisfy the Company’s obligation to furnish copies hereunder.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date of the Registration Statement, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k) Payment of Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid, or reimburse if paid by the Representative, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any Stamp Tax or other taxes payable in connection therewith, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus, each Written Testing-the-Waters Communications, if any, and any amendment or supplement to the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, and the distribution thereof, (iii) the costs of preparing, printing and delivering certificates representing the Securities, (iv) the costs of producing and delivering this Agreement, the Warrant Agreement, the Agreement Among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Securities, (v) the costs of furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus, any Permitted Free Writing Prospectus and any Written Testing-the-Waters Communication, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vi) the costs, fees and expenses of listing the Shares on the Nasdaq Global Market, (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities not to exceed $20,000, (viii) the fees and expenses incident to the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representative, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda; (ix) the fees and expenses of counsel to the Underwriters, (x) the costs and charges of DTC and the transfer agent for the Securities and Warrant Agent for the Warrants, (xi) the fees and expenses of the Accountants, (xii) (A) the costs and expenses of the Company and (B) half of the aggregate costs and expenses of the Representative, in each case relating to investor presentations on any “road show” or any Testing-the-Waters Communication undertaken in connection with the marketing of the Securities, including, without limitation, all costs and expenses associated with any electronic road show, travel and lodging expenses of, with respect to the Company, the officers, employees, agents and other representatives of the Company and consultants and, with respect to the Representative, the Representative engaged in connection with investor presentations; provided, however, that the Company shall not be required to pay or make any reimbursement pursuant to Sections 4(k)(viii), 4(k)(ix) and 4(k)(xii)(B) in excess of $150,000 in the aggregate and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental changes whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that such additional amounts shall not be paid by the Company to the extent an Underwriter determines, in its sole discretion exercised in good faith, that such amounts subject to withholding are creditable. This paragraph shall not be construed to require the Underwriters to make available their tax returns (or any other information relating to their taxes that they, in their sole discretion, deem confidential) to the Company or any other person. Except as provided in this Section 4(k) and in Section 4(l), the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel.

(l) Reimbursement of Expenses upon Termination of Agreement. If for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 hereof, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8 hereof.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the Ordinary Shares to facilitate the sale or resale of any of the Securities.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Securities to be sold in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds” and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(o) Lock-Up Agreements of Company, Management and Directors. The Company shall not, for a period of 60 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or file with the Commission a registration statement under the Act to register, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or warrants or other rights to acquire Ordinary Shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Ordinary Shares, securities, warrants or other rights to acquire Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, General Disclosure Package and the Prospectus, (C) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus, (D) the filing of a registration statement on Form S-8 relating to Ordinary Shares granted pursuant to the Company’s equity incentive plans existing as of the Closing Date and disclosed in the General Disclosure Package, (E) Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares issued, sold or delivered in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Ordinary Shares issued or issuable does not exceed 5% of the number of Ordinary Shares outstanding immediately after the completion of the offering of the Securities contemplated herein, and (y) each recipient of any such shares or other securities executes a lock-up agreement restricting the resale of such securities in the form executed by each of the executive officers and directors of the Company for the remainder of the 60-day restricted period, and (F) the issuance of any Ordinary Shares pursuant to that certain first lien secured note due 2023 issued in connection with that certain Loan and Security Agreement dated December 12, 2022 with Highbridge Capital Management, LLC and other lenders thereto. The Company has caused each of its officers and directors to enter into agreements with the Representative in the form set forth in Exhibit A.

(p) Share Reserve. The Company will reserve and keep available at all times a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue the Warrant Shares.

(q) Transfer Agent and Warrant Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Securities and a Warrant Agent for the Warrants.

(r) Warrant Agreement. The Underwriters shall have received copies, duly executed by the Company and the Warrant Agent, of the Warrant Agreement. There shall exist no event or condition which would constitute a default or an event of default under the Warrant Agreement.

5. Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Securities on the Closing Date or any Optional Securities on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Post Effective Amendments and Prospectus Filings. All filings pursuant to Rules 424, 430A, 430B (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Act) or 430C of the Rules and Regulations, as applicable, shall have been made by the Company prior to the Closing Date in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or, to the knowledge of the Company, threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and any Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its share capital of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company, its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company. The Representative shall have received the opinions and letters, each dated the Closing Date and any Option Closing Date, as the case may be, reasonably satisfactory in form and substance to counsel for the Underwriters, from Cooley LLP, U.S. counsel to the Company, Meitar | Law Offices, Israeli counsel to the Company, and Cooley LLP, intellectual property counsel to the Company.

(g) Opinion of Counsel to the Underwriters. The Representative shall have received an opinion, dated the Closing Date and any Option Closing Date, from Davis Polk & Wardwell LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Representative.

(h) Accountants’ Comfort Letter. On the date of the Prospectus, the Representative shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Option Closing Date, as the case may be.

(i) Officers’ Certificates. At the Closing Date and any Option Closing Date, as the case may be, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(ii) there has not been a Material Adverse Change;

(iii) each of the representations and warranties of the Company and its subsidiaries contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(iv) each of the covenants required herein to be performed by the Company and its subsidiaries on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company and its subsidiaries on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(j) Lock-Up Agreements. At the date of this Agreement, the Representative shall have received the executed “lock-up” agreements referred to in Section 4(o) hereof from the Company’s officers and directors.

(k) Compliance with Blue Sky Laws. The Securities shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request including jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and any Option Closing Date.

(l) The Securities. The Shares shall have been duly authorized for listing on the Nasdaq Global Market, subject only to notice of issuance, if applicable, and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and the Securities will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights. The Warrants shall have been duly authorized by the Company and, when executed and delivered by the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Warrant Shares shall have been duly authorized and validly reserved for issuance upon exercise of the Warrants in a number sufficient to meet the current exercise requirements. The Warrant Shares, when issued and delivered upon exercise of the Warrants in accordance therewith, will be validly issued, fully paid and nonassessable, and the issuance of the Warrant Shares is not subject to any preemptive or similar rights.

(m) Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Representative satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions. If the applicable jurisdiction does not have a concept of “good standing,” the Company will furnish evidence in writing or any standard form of telecommunication from the appropriate governmental authorities that the relevant company remains duly registered in the jurisdiction of its incorporation.

(n) Company Certificates. The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(o) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(p) Chief Financial Officer’s Certificate. On the date hereof, the Closing Date and any Option Closing Date, the Representative shall have received from the Chief Financial Officer of the Company a letter dated as of such date, in form and substance satisfactory to the Representative, with respect to certain financial information of the Company.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6. Indemnification.

(a) Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly upon receipt of documented notice thereof. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representative on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each affiliate, director, officer, employee, counsel or agent of any Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Optional Securities, on or prior to any Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Securities (or the Optional Securities, as the case may be), in the sole judgment of the Representative, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of U.S. federal, New York or Israeli authorities;

(d) the United States or Israel shall have become engaged in new hostilities, there shall have been any outbreak or escalation in hostilities involving the United States or Israel or there shall have been a declaration of a national emergency or war by the United States or Israel or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred or escalated, the effect of any of which is such as to make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus or to enforce contracts for the sale of securities;

(e) the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Securities on the terms and in the manner contemplated by the Prospectus; or

(f) there shall have been a Material Adverse Change.

8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Securities which it or they have agreed to purchase hereunder, and the aggregate number of Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Securities, the other Underwriters shall be obligated, severally, to purchase the Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Securities which they have respectively agreed to purchase pursuant to Section 1 hereof bears to the aggregate number of Firm Securities which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representative may specify; provided that in no event shall the maximum number of Firm Securities which any Underwriter has become obligated to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Securities agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Securities and the aggregate number of Firm Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Securities and arrangements satisfactory to the Company and the Representative for the purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company for the purchase or sale of any Securities under this Agreement. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 116 Huntington Avenue, 7th Floor, Boston, Massachusetts, 02116, Attention: President and Chief Executive Officer, with a copy (which shall not constitute notice) to Cooley LLP, 55 Hudson Yards, New York, New York, 10001, Attention:

Joshua A. Kaufman and Daniel I. Goldberg, or (b) if to the Underwriters, c/o Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, MN 55402, to the attention of Equity Syndicate Desk and Legal Department, Attention: Legal Department (LegalCapMarkets@psc.com), with a copy (which shall not constitute notice) to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017, Attention: Derek Dostal. Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, affiliates, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Securities from the Underwriters in his, her or its capacity as such a purchaser.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Securities hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Securities contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Actions of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(g) Judgement Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

(h) Appointment of Agent for Service. The Company hereby appoints Gamida Cell Inc. as its agent for service of process (the “Agent for Service”) in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect; provided, however, that the Company may (and shall, to the extent the Agent for Service ceases to be able to be served on the basis contemplated herein), by written notice of the Representative, designate such additional or alternative agent for service of process under this Section 9(h) that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York and (ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York.

(i) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Waiver of Jury Trial. THE COMPANY AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(m) Electronic Signature. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(n) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representative and the Company.

10. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 10,

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

Gamida Cell Ltd.

By:	/s/ Shai Lankry
Name:	Shai Lankry
Title:	Chief Financial Officer

Confirmed as of the date first above mentioned:

PIPER SANDLER & CO.

Acting on behalf of themselves and as Representative of the several Underwriters named in Schedule I hereto

PIPER SANDLER & CO.

By:	/s/ David Stadinski
Name:	David Stadinski
Title:	Managing Director, Global Co-Head ECM

Schedule I

Underwriter	Number of Firm Shares to be Purchased	Number of Ordinary Warrants to be Purchased(1)
Piper Sandler & Co.	17,500,000	17,500,000
Total	17,500,000	17,500,000

(1) Each Ordinary Warrant is exercisable for one Ordinary Share.

S-I-1

Schedule II

ISSUER FREE WRITING PROSPECTUSES:

None.

S-II-1

Schedule III

WRITTEN TESTING-THE-WATERS COMMUNICATIONS:

None.

S-III-1

Schedule IV

INFORMATION PROVIDED ORALLY BY THE UNDERWRITERS

1. Offering Price: $1.30 per Ordinary Share and accompanying Ordinary Warrant; and

2. The Company is selling 17,500,000 Ordinary Shares and 17,500,000 accompanying Ordinary Warrants with an exercise price of $1.35 per underlying Ordinary Share.

3. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,625,000 Ordinary Shares and 2,625,000 accompanying Optional Warrants.

S-IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

April _____, 2023

Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

As Representative of the Several Underwriters

Ladies and Gentlemen:

In consideration of the agreement of the several underwriters (the “Underwriters”), for which

Piper Sandler & Co. intends to act as Representative (the “Representative”), to underwrite a proposed public offering (the “Offering”) of ordinary shares with a nominal value of New Israeli Shekel 0.01 per share (the “Ordinary Shares”), of Gamida Cell Ltd., a private limited liability company organized under the laws of the State of Israel (the “Company”) and warrants to purchase Ordinary Shares (such warrants, together with the Ordinary Shares, the “Offered Securities”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this agreement (this “Lock-Up Agreement”) and ending 60 days after the date of the final prospectus for the Offering, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any Offered Securities or any securities convertible into or exercisable or exchangeable for Ordinary Shares or warrants or other rights to acquire Offered Securities of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Offered Securities or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and warrant agent against the transfer of Restricted Securities owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering will also be Restricted Securities subject to this Lock-Up Agreement (the restrictions in this paragraph being referred to as the “Registration Restrictions”).

The undersigned further agrees that the Registration Restrictions shall be equally applicable to any issuer-directed Offered Securities the undersigned may purchase in the Offering.

The Registration Restrictions shall not apply to: (i) transfers of Restricted Securities as a bona fide gift or gifts by the undersigned; (ii) transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned; (iii) transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act); (iv) transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (v) the surrender or forfeiture of Restricted Securities to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards held by the undersigned on the date of the preliminary prospectus for the Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus for the Offering; (vi) transfer of Restricted Securities made by operation of law, including pursuant to a qualified domestic relations order or in connection with a divorce settlement; (vii) the exercise of any option, warrant or other right to acquire Restricted Securities, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units or the conversion of any convertible security into Restricted Securities outstanding on the date of the preliminary prospectus for the Offering and granted pursuant to the Company’s equity incentive plans as described in the preliminary prospectus for the Offering; (viii) transfers of Restricted Securities made upon completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the then outstanding Offered Securities involving a Change of Control of the Company after completion of the Offering; provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Restricted Securities shall remain subject to the restrictions contained herein (for purposes hereof, “Change of Control” shall mean the transfer, whether by tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, to a person or group of affiliated persons, of Offered Securities, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company or the surviving entity); (ix) entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act; (x) the transfer of Restricted Securities to the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company, pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares; or (xi) the transfer to any corporation, partnership, limited liability company or other entity with whom the transferor shares in common an investment manager or advisor, in each case who has investment discretionary authority with respect to the transferor’s and such other entity’s investments pursuant to an investment management, investment advisory or similar agreement; provided, however, that (a) in the case of clause (i), (ii), (iii), (iv) or (xi) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period, (b) any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (vi) or (xi) above shall not involve a disposition for value and (c) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vii) or (xi) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than (x) a filing on a Form 5 made after the expiration of the Lock-Up Period, and (y) a required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act if the undersigned is not an officer or director of the Company, so long as such required filing includes a reasonably detailed explanation of such transfer or distribution); and (d) in the case of clause (ix) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and the entry into such plan is not voluntarily publicly disclosed, included in any filings under the Exchange Act or otherwise, during the Lock-Up Period, provided, however, that any public announcement or filing shall be allowed to the extent required under the Exchange Act and if the undersigned is not an officer or director of the Company, any required filing on Schedule 13D, Schedule 13G or Form 13F under the Exchange Act, shall include a statement to the effect that no transfers will be made under the plan during the Lock-Up Period. For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Offered Securities owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering.

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as the Representative, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering, or (iii) on July 15, 2023, if the Offering shall not have closed by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

[Remainder of page intentionally left blank]

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

Very truly yours,

Name of Officer or Director (Print exact name)

By:
Signature

Annex A

Form of Ordinary Warrant